News Release

Apollo Group, Inc.
4615 E. Elwood St.
Phoenix, AZ 85040
(800) 990-APOL
(480) 379-3503 fax
Internet:
www.apollogrp.edu
www.phoenix.edu
www.ipd.org
www.fp.edu
www.wintu.edu

Company Contact:
Kenda B. Gonzales
Chief Financial Officer
(800) 990-APOL
Email:
kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski
Apollo Group, Inc.
(800) 990-APOL
Email:
janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey
Apollo Group, Inc.
(480) 557-2952
Email:
ayla.dickey@apollogrp.edu

APOLLO GROUP, INC. TO CONVERT UNIVERSITY OF PHOENIX
ONLINE COMMON STOCK TO APOLLO EDUCATION GROUP
CLASS A COMMON STOCK

     Phoenix, Arizona, August 12, 2004 – Apollo Group, Inc. today announced that it will convert all outstanding shares of University of Phoenix Online common stock (Nasdaq:UOPX) into shares of Apollo Education Group Class A common stock (Nasdaq:APOL) effective August 27, 2004.

     Todd S. Nelson, CEO and Chairman, said, “We believe that the conversion of University of Phoenix Online common stock will allow us to focus on online learning across all of our platforms and removes any market uncertainty arising from the potential conversion of these shares.”

Conversion of University of Phoenix Online Shares

     In accordance with the terms of Apollo Group, Inc.’s Amended and Restated Articles of Incorporation, each outstanding share of University of Phoenix Online common stock will be converted into 1.11527 shares of Apollo Education Group Class A common stock as of August 27, 2004. The conversion ratio is based upon the relative market values of Apollo Education Group Class A common stock and University of Phoenix Online common stock averaged over the 20 trading days (July 9, 2004 through August 5, 2004) ending 5 trading days prior to today’s announcement, and includes a 10 percent premium on the value of University of Phoenix Online common stock, all as required by the terms of the Amended and Restated Articles of Incorporation. The conversion is expected to result in the issuance of approximately 16.7 million new shares of Apollo Education Group Class A common stock. There are no regulatory approvals or other conditions that must be satisfied prior to the conversion becoming effective. As provided in Apollo Group, Inc.’s Amended and Restated Articles of Incorporation, there is no shareholder vote on the conversion.

     No fractional share interests will be issued. Shareholders who would otherwise be entitled to a fractional share will instead be paid cash for such fractional interest in an amount based upon the market value of a share of Apollo Education Group Class A common stock as of the fifth trading day prior to the August 27, 2004 conversion date.

     Current holders of record of University of Phoenix Online common stock will receive a notice explaining the conversion. A copy of the notice is also available at www.apollogrp.edu.

     Following the Conversion Date, Apollo Group, Inc. will have two classes of common stock, Apollo Education Group Class A common stock which will continue to trade on NASDAQ under the ticker symbol APOL and Apollo Education Group Class B common stock.

~continued~

Updated Business Outlook

     The conversion of the University of Phoenix Online common stock will require us to record certain non-cash charges related to the premium paid to convert outstanding shares of University of Phoenix Online common stock to Apollo Education Group Class A common stock and related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options.

     As required by Statement of Financial Accounting Standards No. 128 “Earnings per Share,” Apollo Group, Inc. expects to reduce net income attributable to Apollo Education Group common stock in the fourth quarter of fiscal 2004 related to the non-cash 10% premium paid to redeem the University of Phoenix Online common stock. The amount of the reduction to net income attributable to Apollo Education Group common stock will be calculated based on the number of University of Phoenix Online common stock outstanding and converted on August 27, 2004. Based on the number of University of Phoenix Online common stock outstanding on August 12, 2004, we would expect to reduce net income attributable to Apollo Education Group common stock by $115 million related to the non-cash premium.

     As required by Emerging Issues Task Force No. 00-23 “Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44,” Apollo Group, Inc. expects to recognize approximately $149 million of non-cash pre-tax expense related to the conversion of University of Phoenix Online stock options into Apollo Education Group Class A stock options. We expect between $113 million and $126 million of the option conversion expense will be recognized in the fourth quarter of fiscal 2004. The amount recognized as option conversion expense in the fourth quarter of fiscal 2004 will be based on the total number of options vested at August 31, 2004. The remaining expense is expected to be recognized in fiscal years 2005 and 2006.

     Excluding the non-cash charges detailed above, we reiterate our guidance dated June 24, 2004.

     The company will hold a conference call to discuss the conversion of University of Phoenix Online common stock at 11:00 AM Eastern time, 8:00 AM Phoenix time, on August 13, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 9409701. A live webcast of this event may be accessed by visiting the company web site at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #9409701) until August 31, 2004.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc. operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 78 campuses and 133 learning centers in 38 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 239,300 students as of May 31, 2004.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company web site at: www.apollogrp.edu.

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc. and University of Phoenix Online.

~continued~

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. and University of Phoenix Online to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s or University of Phoenix Online’s results and cause them to materially differ from those contained in the forward-looking statements include:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	any adverse changes in student enrollment;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2003; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.